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                                                                    Exhibit 10.1

                             [BAYER AG LETTERHEAD]

Paradigm Genetics, Inc.
104 Alexander Drive
Building 2
P.O. Box 14528
Research Triangle Park
NC 27709-4528
USA

Leverkusen 2001-06-08

       EXTENSION AND AMENDMENT OF THE AGREEMENT DATED SEPTEMBER 21, 1998 Cooperation Paradigm Genetics/Bayer AG, Plant Protection, on Herbicides

The above-mentioned Agreement will expire on September 30, 2001. We would like to propose an extention of the Agreement taking into account the following amendments:

1.  We would like to extend the term of the above-mentioned Agreement for three
    (3) years until September 30, 2004, instead of two (2) years as initially provided for in Article 10 of the Agreement. The Extended Term may be further extended and the Agreement shall remain in continuous and uninterrupted effect for another two (2) years term (the "Second Extended Term") unless terminated as provided in Article 11 of the Agreement or in the event that necessary internal funding by Bayer is not approved prior to June 1, 2004 and Bayer provides notice to Paradigm on or before June 1, 2004 of its intent to terminate the Agreement because of lack of internal funding.

2. In case you agree to a three years extension of the Agreement, the payments of Bayer to Paradigm due to Article 4(b) of the Agreement shall be changed as follows:

    During the fourth, fifth and sixth year of the extended term Bayer shall pay to Paradigm the annual amount of Three Million Seven Hundred Thousand Dollars (US $3,700,000).

3. The capacities in our HTS will allow us to implement about eight (8) assays for herbicide screening annually and we expect a corresponding number of highly prioritized targets and assays to be delivered.

4. The Research Plan shall be amended by the Joint Research Committee as necessary to adjust the activities to be performed pursuant to the Research Collaboration.

If you agree to our proposal, please countersign and return the copy enclosed.

Yours sincerely,

BAYER AG

/s/ Dr. Detlef Wollweber                /s/ Dr. Veronika Homung
------------------------------          ------------------------------
Dr. Detlef Wollweber                    Dr. Veronika Homung
Crop Protection Research, Head          Patents and Licensing

Accepted by PARADIGM GENETICS, INC.

Date:

/s/ John A. Ryals

Dr. John A. Ryals
CEO and President